SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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         Date of Report (Date of earliest event reported): October 18, 2001

                              WESTVACO CORPORATION
             (Exact name of Registrant as specified in its charter)


      DELAWARE                      1-3013                     13-1466285
      (State of                     (Commission                (IRS Employer
      Incorporation)                File Number)               Identification
                                                               Number)


                    299 PARK AVENUE, NEW YORK, NEW YORK 10171
                    (Address of principal executive offices)


                                  212-688-5000
                          (Registrant's telephone No.)

                                       N/A
        (Former name or former address, if changed since last report)


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 ITEM V.   OTHER EVENTS

      The Mead Corporation ("Mead") and Westvaco Corporation ("Westvaco") have filed with the Securities and Exchange Commission a registration statement on Form S-4 on behalf of MW Holding Corporation containing a preliminary joint proxy statement/prospectus of Mead and Westvaco and other relevant documents concerning the proposed merger of Mead and Westvaco. The following information regarding participants in the solicitation is provided pursuant to Rule 14a-12 of the Securities Exchange Act of 1934:

      Mead and Westvaco and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Mead shareholders and Westvaco shareholders, respectively, in connection with the proposed merger between Mead and Westvaco. The directors and executive officers of Mead include: John G. Breen, Duane E. Collins, William E. Hoglund, James G. Kaiser, Robert J. Kohlhepp, John A. Krol, Susan J. Kropf, Raymond W. Lane, Sue
K. McDonnell, Timothy R. McLevish, Ian Millar, Heidi G. Miller, Lee J. Styslinger, Jr., Jerome F. Tatar and J. Lawrence Wilson. Collectively, as of January 31, 2001, the directors and executive officers of Mead beneficially owned less than 1% of the outstanding shares of Mead's common stock (excluding shares subject to options). The directors and executive officers of Westvaco include: James A. Buzzard, Michael E. Campbell, Dr. Thomas W. Cole, Jr., David
F. D'Alessandro, Richard B. Kelson, Douglas S. Luke, John A. Luke, Jr., Robert
C. McCormack, David E. McIntyre, Karen R. Osar, Jane L. Warner, Wendell L. Willkie, II and Richard A. Zimmerman. Collectively, as of November 30, 2000, the directors and executive officers of Westvaco beneficially owned less than 1% of the outstanding shares of Westvaco's common stock (excluding shares subject to options). Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           WESTVACO CORPORATION
                                           (Registrant)


Date: October 18, 2001                     By: /s/ John W. Hetherington
                                              ----------------------------------
                                           Name:   John W. Hetherington
                                           Title:  Secretary and Assistant
                                                   General Counsel